Exhibit 5

May 12, 2026

Ally Financial Inc.,

500 Woodward Ave., Floor 10,

Detroit, Michigan 48226.

Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, 37,551,391 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable under the Ally Financial Inc. Incentive Compensation Omnibus Plan and the Ally Financial Inc. Employee Stock Purchase Plan (collectively, the “Plans”).

As Associate General Counsel and Assistant Secretary of the Company, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based on the foregoing, I am of the opinion that shares of original issuance Common Stock deliverable pursuant to the Plans, when delivered in accordance with the terms of the applicable Plan upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Michigan and the General Corporation Law of the State of Delaware, and I do not express any opinion herein concerning any other law. This opinion is limited in all respects to the laws and facts existing on the date hereof.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Jeffrey A. Belisle
Associate General Counsel and Assistant Secretary